UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2002

MARINER HEALTH CARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49813	74-2012902

(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Ravinia Drive, Suite 1500 Atlanta, Georgia	30346

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 443-7000

Mariner Post-Acute Network, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant
Item 7. Financial Statements and Exhibits
SIGNATURE
EX-99.1 Press Release

Item 1.      Changes in Control of Registrant

     On January 18, 2000, Mariner Health Care, Inc., successor by reason of a name change to Mariner Post-Acute Network, Inc, (the “Company”), Mariner Health Group, Inc. (“MHG”) and substantially all of their respective direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for protection under chapter 11 of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Such proceedings were jointly administered under Case Nos. 00-00113 (MFW) through 00-00214 (MFW), inclusive, in the case of the Company and its subsidiaries (other than MHG and its subsidiaries) and Case Nos. 00-00215 (MFW) through 00-301, inclusive, in the case of MHG and its subsidiaries. The Debtors filed with the Bankruptcy Court, among other things, a Second Amended Joint Plan of Reorganization for Mariner Post-Acute Network, Inc., Mariner Health Group, Inc. and their respective Debtor Affiliates dated February 1, 2002 (including all modifications thereof and schedules and exhibits thereto, the “Joint Plan of Reorganization”).

     The Bankruptcy Court approved the Joint Plan of Reorganization at a hearing before the Bankruptcy Court on March 25, 2002, as modified by the Findings of Fact, Conclusions of Law and Order Confirming Debtors’ Joint Plan of Reorganization issued by the Bankruptcy Court with regard to each of the chapter 11 cases filed by the Debtors (the “Confirmation Orders”). The Confirmation Orders were signed by the Bankruptcy Court on April 3, 2002 and entered on the docket of the Bankruptcy Court on April 3, 2002 (the Joint Plan of Reorganization as modified by the Confirmation Orders is referred to herein as the “Amended Plan”).

     On May 13, 2002, the Amended Plan became effective (the “Effective Date”). On the Effective Date and pursuant to the Amended Plan, the Company consummated certain transactions pursuant to which all of the Company’s existing equity securities were cancelled and new common stock, par value $.01 per share, of the Company (“New Common Stock”) was authorized and issued to holders of certain classes of claims against the Company and its subsidiaries, in each case in exchange for such claims. In particular, entities holding the claims of the lenders under each of the Company’s and MHG’s prepetition senior credit facilities (collectively, the “Prepetition Senior Lenders”) received, in the aggregate, approximately 96% of the New Common Stock issued on the Effective Date. In connection with the Amended Plan, the Prepetition Senior Lenders did not enter into any kind of voting or stockholders agreement. The remaining 4% of the New Common Stock issued on the Effective Date, was issued for the benefit of holders of unsecured claims against the Company and its subsidiaries (other than MHG and its subsidiaries), including holders of the claims pertaining to certain senior subordinated notes issued by the Company prior to the chapter 11 cases. As a result of such exchange, the holders of the claims described above acquired control of the Company while former holders of the Company’s equity securities relinquished control of the Company as of the Effective Date.

     A press release of the Company announcing its emergence from bankruptcy is attached hereto as Exhibit 99.1.

Item 7.      Financial Statements and Exhibits

           (a)  Financial statements of businesses acquired.

           Not applicable.

           (b)  Pro forma financial information.

           Not applicable.

           (c)  Exhibits.

2.1	Second Amended Joint Plan of Reorganization for Mariner Post-Acute Network, Inc., Mariner Health Group, Inc., and their respective Debtor Affiliates, dated February 1, 2002 (as modified on March 25, 2002 for Confirmation). (Exhibit 2.1 to the Company’s Current Report on Form 8-K dated April 17, 2002 (Comm. File No. 001-10968) is hereby incorporated by reference.)

2.2	Findings of Fact, Conclusions of Law and Order Confirming Debtors’ Joint Plan of Reorganization, as signed by the United States Bankruptcy Court for the District of Delaware on April 3, 2002 and entered on the docket of the United States Bankruptcy Court for the District of Delaware in the chapter 11 cases of the Company and its affiliates (other than MHG and its affiliates) on April 3, 2002. (Exhibit 2.2 to the Company’s Current Report on Form 8-K dated April 17, 2002 (Comm. File No. 001-10968) is hereby incorporated by reference.)

2.3	Findings of Fact, Conclusions of Law and Order Confirming Debtors’ Joint Plan of Reorganization, as signed by the United States Bankruptcy Court for the District of Delaware on April 3, 2002 and entered on the docket of the United States Bankruptcy Court for the District of Delaware in the chapter 11 cases of MHG and its affiliates (other than the Company and its affiliates) on April 3, 2002. (Exhibit 2.3 to the Company’s Current Report on Form 8-K dated April 17, 2002 (Comm. File No. 001-10968) is hereby incorporated by reference.)

99.1	Press Release dated May 14, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARINER HEALTH CARE, INC

By: /s/ Boyd P. Gentry

Boyd P. Gentry
Senior Vice President and Treasurer
Date: May 28, 2002